Exhibit 10.1

ADVISORY AGREEMENT
AMONG
EQT EXETER REAL ESTATE INCOME TRUST, INC.,
EQT EXETER REIT OPERATING PARTNERSHIP LP,
AND
EXETER PROPERTY GROUP, LLC

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TABLE OF CONTENTS

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ADVISORY AGREEMENT
THIS ADVISORY AGREEMENT (this “Agreement”), dated as of the 31st day of July, 2023 (the “Effective Date”), is by and among EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Exeter Property Group, LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.
W I T N E S S E T H
WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;
WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;
WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and
WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:
1.DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
“Acquisition Expenses” shall have the meaning set forth in the Charter.
“Adviser” shall mean Exeter Property Group, LLC, a Delaware limited liability company.
“Adviser Expenses” shall have the meaning set forth in Section 11(b).
“Affiliate” shall have the meaning set forth in the Charter.
“Average Invested Assets” shall have the meaning set forth in the Charter.
“Board” shall mean the board of directors of the Company, as of any particular time.
“Business Day” shall have the meaning set forth in the Charter.
“Bylaws” shall mean the bylaws of the Company, as amended from time to time.
“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.

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“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.
“Class D Common Shares” shall have the meaning set forth in the Charter.
“Class E Common Shares” shall have the meaning set forth in the Charter.
“Class I Common Shares” shall have the meaning set forth in the Charter.
“Class S Common Shares” shall have the meaning set forth in the Charter.
“Class T Common Shares” shall have the meaning set forth in the Charter.
“Class D NAV per Share” shall have the meaning set forth in the Charter.
“Class E NAV per Share” shall have the meaning set forth in the Charter.
“Class I NAV per Share” shall have the meaning set forth in the Charter.
“Class S NAV per Share” shall have the meaning set forth in the Charter.
“Class T NAV per Share” shall have the meaning set forth in the Charter.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commencement Date” shall mean the date on which the Company breaks escrow for its initial Offering registered under the Securities Act.
“Common Shares” shall have the meaning set forth in the Charter.
“Company” shall have the meaning set forth in the preamble of this Agreement.
“Company Management Fee” shall have the meaning set forth in Section 10(a).
“Dealer Manager” shall have the meaning set forth in the Charter.
“Director ” shall mean a member of the Board.
“Distribution Fee” shall have the meaning set forth in the Charter.
“Distributions” shall have the meaning set forth in the Charter.
“Effective Date” shall have the meaning set forth in the preamble of this Agreement.
“EQT Exeter” means, collectively, Exeter Property Group, LLC, Delaware limited liability company, and any Affiliate thereof.
“Excess Amount” shall have the meaning set forth in Section 13.
“Exchange Act” shall have the meaning set forth in the Charter.

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“Expense Year” shall have the meaning set forth in Section 13.
“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.
“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions.
“Independent Appraiser” shall have the meaning set forth in the Charter.
“Independent Director” shall have the meaning set forth in the Charter.
“Initial Investment” shall have the meaning set forth in Section 23.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.
“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Property, Real Estate Related Assets or other assets.
“Management Fee” shall have the meaning set forth in Section 10(a).
“Mortgage” shall have the meaning set forth in the Charter.
“NASAA REIT Guidelines” shall have the meaning set forth in the Charter.
“NAV” shall mean the net asset value of the Company or its Shares, of the Operating Partnership or its units, as applicable, calculated pursuant to the Valuation Guidelines.
“Net Income” shall have the meaning set forth in the Charter.
“Offering” shall have the meaning set forth in the Charter.
“OP Management Fee” shall have the meaning set forth in Section 10(a).
“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.
“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.
“Organization and Offering Expenses” shall have the meaning set forth in the Charter.
“Other EQT Exeter Accounts” shall mean investment funds, programs, REITs, vehicles, entities, separate accounts, products and/or other similar arrangements sponsored, advised or managed, directly or indirectly, by EQT Exeter, whether currently in existence or subsequently established.
“Performance Allocation” shall have the meaning set forth in the Operating Partnership Agreement, and shall represent a special distribution amount equal to a formula based on the performance of the Operating Partnership that the special limited partner of the Operating Partnership will be entitled to receive.

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“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.
“Property” shall have the meaning set forth in the Charter.
“Prospectus” shall mean the prospectus included in the most recent effective registration statement filed by the Company with the Securities and Exchange Commission with respect to the applicable Offering, as such prospectus may be amended or supplemented from time to time.
“Real Estate Related Securities” shall have the meaning set forth in the Charter.
“Real Estate Related Assets” shall mean any investments by the Company or the Operating Partnership in Mortgages and Real Estate Related Securities.
“REIT” shall have the meaning set forth in the Charter.
“Securities Act” shall have the meaning set forth in the Charter.
“Selling Commissions” shall have the meaning set forth in the Charter.
“Services” shall have the meaning set forth in Section 8(c).
“Shares” shall have the meaning set forth in the Charter.
“SRP” shall have the meaning set forth in Section 10(b).
“Stockholders” shall have the meaning set forth in the Charter.
“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.
“Total Operating Expenses” shall have the meaning set forth in the Charter.
“Treasury Regulations” shall mean the Procedures and Administration Regulation promulgated by the U.S. Department of Treasury under the Code, as amended.
“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.
“2%/25% Guidelines” shall have the meaning set forth in the Charter.
2.APPOINTMENT. The Company and the Operating Partnership hereby appoint the Adviser to serve as their investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders.
3.DUTIES OF THE ADVISER. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent Prospectus for the Shares, the Charter and Bylaws and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for implementing the investment strategy of the Company and the Operating Partnership. The Adviser will use commercially reasonable efforts to perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

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(a)serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;
(b)sourcing, evaluating and monitoring the Company’s and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and Operating Partnership’s assets, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;
(c)with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
(d)providing the Company with portfolio management and other related services;
(e)serving as the Company’s advisor with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Charter and Bylaws, may include financing by the Adviser or its Affiliates) and (3) negotiating and entering into, on the Company’s and Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and Operating Partnership’s activities;
(f)engaging and supervising, on the Company’s and Operating Partnership’s behalf and at the Company’s and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and Operating Partnership, including, without limitation, management companies, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and Operating Partnership’s activities or Investments (or potential Investments);
(g)coordinating and managing operations of any joint venture or co-investment interests held by the Company or Operating Partnership and conducting matters with the joint venture or co-investment partners;
(h)communicating on the Company’s and Operating Partnership’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

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(i)advising the Company in connection with policy decisions to be made by the Board;
(j)engaging one or more subadvisors with respect to the management of the Company and Operating Partnership, including, where appropriate, Affiliates of the Adviser;
(k)evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;
(l)investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s stockholders and the Operating Partnership’s limited partners) and advising the Company as to the Company’s and Operating Partnership’s capital structure and capital raising;
(m)assisting the Company in determining valuations for the Company’s Property and Real Estate Related Assets, calculating the Class T NAV per Share, Class S NAV per Share, Class D NAV per Share, Class I NAV per Share and Class E NAV per Share in accordance with the Valuation Guidelines;
(n)providing input in connection with the third-party appraisals and valuations obtained pursuant to the Valuation Guidelines;
(o)monitoring the Company’s Property and Real Estate Related Assets for events that may be expected to have a material impact on the most recent estimated values;
(p)monitoring each third-party expert’s valuation process to ensure that it complies with the Valuation Guidelines;
(q)delivering to, or maintain on behalf of, the Company copies of appraisals obtained in connection with the investments in any Property;
(r)placing, or arranging for the placement of, orders of Real Estate Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);
(s)advising the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;
(t) taking all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;
(u)assisting the Company in maintaining the registration of the Shares under federal and state securities laws with respect to any Offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to any Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Exchange Act; and

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(v)performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Adviser shall deem appropriate under the particular circumstances.
4.AUTHORITY OF ADVISER.
(a)Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Company’s Investment Guidelines, objectives, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.
(b)Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.
(c)The prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliates is a party.
(d)Following the Commencement Date, the Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.
(e)The Adviser may retain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

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5.BANK AND BROKERAGE ACCOUNTS. The Adviser may establish and maintain one or more bank or brokerage accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Adviser or the funds of any other Person; and the Adviser shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.
6.RECORDS; ACCESS. The Adviser shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.
7.LIMITATIONS ON ACTIVITIES. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities excepted from registration under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter, Bylaws or Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, Bylaws or Operating Partnership Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, or the Stockholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 20 of this Agreement, provided however, that the Adviser has a fiduciary duty to the Company and the Stockholders and the Adviser is also liable to the Company and the Stockholders for violations of its fiduciary duty to them.
8.OTHER ACTIVITIES OF THE ADVISER.
(a)Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or guidelines of any such other Person are similar to those of the Company, including, without limitation, the sponsoring or managing of any Other EQT Exeter Accounts or other programs, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the sole benefit of the Adviser (and/or its Affiliates, officers, directors or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and guidelines of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, the Other EQT Exeter Accounts and their investors, as described more fully in Section 8(b)).

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(b)The Adviser and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) the Adviser and Affiliates of the Adviser sponsor, advise and/or manage Other EQT Exeter Accounts and may in the future sponsor, advise and/or manage additional Other EQT Exeter Accounts, (ii) this overlap will from time to time create conflicts of interest and (iii) in certain circumstances investment opportunities suitable for the Company will not be presented to the Company. The Adviser shall share information reasonably requested so that the Board can confirm that the allocation of investment opportunities among the Company and Other EQT Exeter Accounts is consistent with the method described in the Prospectus and applied fairly to the Company.
(c)In connection with the services of the Adviser hereunder, the Company and the Board acknowledge and agree that (i) as part of EQT Exeter’s regular businesses, personnel of the Adviser and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other EQT Exeter Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company on the one hand and one or more Other EQT Exeter Accounts and/or the Adviser and such other Affiliates on the other hand, (ii) unless prohibited by the Charter, Other EQT Exeter Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other EQT Exeter Account in a debt or mezzanine interest with respect to the same entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while the Adviser and its Affiliates will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of Other EQT Exeter Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other EQT Exeter Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Charter or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company will from time to time pay fees to Affiliates of the Adviser for providing various services described in the Prospectus (collectively, “Services”), which fees will be in addition to the compensation paid to the Adviser pursuant to Section 10 hereof, and (iv) the terms and conditions of the governing agreements of such Other EQT Exeter Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other EQT Exeter Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and neither the Company nor the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other EQT Exeter Accounts as a result of an investment in the Company or otherwise.
(d)The Adviser is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from EQT Exeter, any Other EQT Exeter Account or any of their Affiliates unless such transaction is approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any acquisition of Property by the Company from EQT Exeter, any Other EQT Exeter Accounts or any of their Affiliates, the Company’s purchase price will be limited to the cost of the Property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the Property as determined by an Independent Appraiser. In addition, the Company may enter into joint ventures with Other EQT Exeter Accounts, or with EQT Exeter, the Adviser, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. The Adviser will seek to resolve such conflicts of interest in a fair and reasonable manner in accordance with its policies and procedures with respect to conflicts resolution among Other EQT Exeter Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Directors or any committee thereof (unless otherwise required by the Charter or the Investment Guidelines).

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(e)For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee or stockholder of the Adviser or its Affiliates, including any person who is also a director or officer employee of the Company.
9.DIRECTORS AND OFFICERS. Subject to Section 7 and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, manager, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter. For as long as this Agreement is in effect, the Adviser shall have the right to designate for nomination, subject to the ultimate approval of such nomination by the Board, the largest number of Directors who are Affiliated with the Adviser and that still constitutes less than one half (1/2) of the Directors on the Board to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders. The Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any Director who is Affiliated with the Adviser until a successor is elected and qualifies.
10.MANAGEMENT FEE.
(a)The Company will pay the Adviser a management fee (the “Company Management Fee”) equal to 1.25% of the aggregate NAV of the Company’s Class S Common Shares, Class T Common Shares, Class D Common Shares and Class I Common Shares per annum payable monthly, before giving effect to any accruals for the Management Fee, the Distribution Fees, the Performance Allocation or any Distributions. No Company Management Fee will be paid at any time with respect to Class E Common Shares. The Operating Partnership will pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to 1.25% of the aggregate NAV of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company per annum payable monthly, before giving effect to any accruals for the Management Fee, the Distribution Fees, the Performance Allocation, any Distributions or any distributions on units of the Operating Partnership. No OP Management Fee will be paid at any time with respect to Class E units of the Operating Partnership. The Adviser shall receive the Management Fees as compensation for services rendered hereunder, monthly in arrears; provided that with the Adviser’s consent the Company and the Operating Partnership may defer such payments. The Adviser has agreed to waive the Management Fee for the first six full calendar months following the Commencement Date.
(b)The Company Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares or Class E units of the Operating Partnership. The OP Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E units of the Operating Partnership. If the Adviser elects to receive any portion of its Management Fee in Class E Common Shares or Class E units of the Operating Partnership, the Adviser may elect to have the Company or the Operating Partnership repurchase such Class E Common Shares or Class E units of the Operating Partnership from the Adviser at a later date at a repurchase price per Class E Common Share or Class E unit, as applicable, equal to the NAV per Class E Common Share. Class E Common Shares and Class E units of the Operating Partnership obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan (the “SRP”) or any reduction or penalty for an early repurchase. Notwithstanding the foregoing, with respect to any Class E Shares received by the Adviser as payment of the Management Fee, the approval of the Company’s affiliated-transactions committee is required for any repurchase request of the Adviser that, when combined with any repurchase requests submitted by Stockholders through the SRP, would cause the Company to exceed the limit on repurchases set forth in the SRP of 2% of the Company’s aggregate NAV per month and 5% of the Company’s aggregate NAV per calendar quarter, and any such approval must find that the repurchase will not impair the capital or operations of the Company and is consistent

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with the fiduciary duties of the Independent Directors. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for Class E Common Shares with an equivalent aggregate NAV.
(c)In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.
(d)In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Adviser the Management Fee from the proceeds of the liquidation.
11.EXPENSES.
(a)As required by the NASAA REIT Guidelines, the Organization and Offering Expenses paid by the Company will not exceed 15.0% of Gross Proceeds from the sale of Shares in an Offering.
(b)Subject to Sections 4(e) and 11(c), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Directors who are also directors, officers or employees of the Adviser or any of its Affiliates) as well as any expenses related to personnel of the Dealer Manager that the Adviser elects to pay, including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, costs of insurance with respect to such personnel and, with respect to personnel of the Dealer Manager, the travel, meal, lodging and entertainment expenses related to such personnel (“Adviser Expenses”).
(c)In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company (including, when such costs and expenses are for the benefit of the Company or the Operating Partnership on the one hand and the Adviser or its Affiliates or Other EQT Exeter Accounts on the other hand, the Company’s and the Operating Partnership’s allocable share of such costs and expenses), other than Adviser Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Adviser Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Adviser or Affiliates of the Adviser:
(i)Organization and Offering Expenses; provided that within 60 days after the end of the month in which an Offering terminates, the Adviser shall reimburse the Company to the extent the Organization and Offering Expenses borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering;

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(ii)Acquisition Expenses, subject to the limitations set forth in the Charter;
(iii)fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of Investments (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;
(iv)the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Adviser, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of Investments;
(v)all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, data or technology services and other non-investment advisory services rendered to the Company by the Adviser or its Affiliates in compliance with Section 4(e);
(vi)expenses of managing and operating the Company’s and the Operating Partnership’s Properties, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;
(vii)the compensation and expenses of the Directors (excluding those directors who are directors, officers or employees of the Adviser) and the cost of liability insurance to indemnify Directors and the Company’s officers and expenses incurred in connection with the preparation of materials for meetings of the Board and its committees;
(viii)interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities, arrangements or indebtedness are implemented or such securities are offered;
(ix)expenses connected with communications to holders of the Company’s securities or securities of the Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements;
(x)the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities, in each case specifically related to the business and operations of the Company, including as a public reporting company;

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(xi)the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;
(xii)expenses relating to compliance-related matters and regulatory filings relating solely to the Company’s activities;
(xiii)the costs of any litigation involving the Company or the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;
(xiv)all taxes and statutory, regulatory or license fees or other governmental charges;
(xv)all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel;
(xvi)expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;
(xvii)expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;
(xviii)any expenses incurred in connection with any audit or investigation or any judgment or settlement of pending or threatened proceedings (whether civil, criminal, regulatory or otherwise) against the Company or the Operating Partnership, or against any Director or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Director or officer by any court or governmental agency;
(xix)expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, joint venture or other entity through which the Company’s Investments are made or in which any such entity invests;
(xx)expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company; and
(xxi)all expenses incurred in connection with maintaining the status of the Company as a REIT.

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(d)The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.
(e)Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.
(f)Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Distribution Fees) incurred prior to the first anniversary of the Commencement Date. All Organization and Offering Expenses paid by the Adviser pursuant to this Section 11(f) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first month following the first anniversary of the Commencement Date.
(g)Notwithstanding anything herein to the contrary, the Adviser may pay for certain of the costs and expenses of the Company contemplated by Section 11(c) above (excluding Organization and Offering Expenses) incurred through the earlier of (i) the first date that the aggregate NAV of the Company’s Common Shares, along with the Operating Partnership units held by parties other than the Company, reaches $500 million and (ii) one year from the commencement of the Company’s initial Offering registered under the Securities Act. Subject to Section 13, all such expenses paid by the Adviser pursuant to this Section 11(g) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments following such date.
12.OTHER SERVICES. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.
13.REIMBURSEMENT TO THE ADVISER. Commencing upon the earlier to occur of four fiscal quarters after (i) the Company’s acquisition of its first asset or (ii) six months after the Commencement Date, the Company shall not reimburse the Adviser at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Adviser shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Adviser, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.
14.NO JOINT VENTURE. The Company and the Operating Partnership, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

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15.TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.
16.TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership upon a material breach of this Agreement by the Advisor, (ii) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Adviser; (iii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iv) upon 60 days’ written notice by the Adviser. The provisions of Sections 18 through 24 survive termination of this Agreement.
17.ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Directors (including a majority of the Independent Directors). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.
18.PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.
(a)After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.
(b)the Adviser shall promptly upon termination:
(i)pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii)deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser; and
(iv)cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

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19.INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.
20.INDEMNIFICATION BY ADVISER. The Adviser shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action or inaction of the Board in following or declining to follow any advice or recommendation given by the Adviser.
21.NON-SOLICITATION. During the term of this Agreement and in the event of a termination without Cause of this Agreement by the Company pursuant to Section 16(iv) hereof, for two (2) years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.
22.REGISTRATION RIGHTS. With respect to any Class E Common Shares paid as a Company Management Fee (or received upon conversion of Class E units of the Operating Partnership paid as a Company Management Fee or OP Management Fee) (collectively, the “Management Fee Shares”), within six months after a listing on a national securities exchange of any class of Common Shares, the Advisor and the Company covenant and agree to negotiate in good faith and enter into a registration rights agreement for the Management Fee Shares with terms mutually agreeable to the Advisor and the Company. Such registration rights agreement shall be in customary form for agreements of this type entered into by REITs with institutional investors prior to an initial public offering and will provide for: (a) a long-form “demand” registration right exercisable once by the Advisor; (b) “shelf” registration rights so long as Form S-3 is available to the Company; (c) “piggy-back” registration rights; and (d) in the event of “underwriters’ cut-backs” in relation to a demand registration, a shelf registration or any piggyback registration, the ability of the Company to reduce the number of Management Fee Shares to be registered on a pro rata basis with other registering stockholders. If a Class of REIT Shares other than Management Fee Shares are listed, such registration rights agreement shall provide for conversion of Management Fee Shares to the Class of Common Shares which are listed based on the relative net asset value per share, determined on a consistent basis, and the registration rights above shall apply to the Common Shares received upon such conversion of Management Fee Shares.
23.INITIAL INVESTMENT. The Adviser or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the issuance of Shares of the Company. The Adviser or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Adviser acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Adviser or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Adviser nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Exeter Property Group, LLC as the Adviser; (ii) the removal of any member of the Board who is an Affiliate of EQT Exeter; or (iii) any transaction by and between the Company and the Adviser, a member of the Board or any of their Affiliates.

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24.MISCELLANEOUS.
(a)Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	EQT Exeter Real Estate Income Trust, Inc. Five Radnor Corporate Center 100 Matsonford Road Suite 250 Radnor, Pennsylvania 19087 Attn: J. Peter Lloyd Email: pete.lloyd@eqtexeter.com

with required copies to:	DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 Attention: Robert H. Bergdolt Email: robert.bergdolt@us.dlapiper.com

The Adviser:	Exeter Property Group, LLC Five Radnor Corporate Center 100 Matsonford Road Suite 250 Radnor, Pennsylvania 19087 Attn: J. Peter Lloyd Email: pete.lloyd@eqtexeter.com

with required copies to:	DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 Attention: Robert H. Bergdolt Email: robert.bergdolt@us.dlapiper.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 24(a).
(b)Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

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(c)Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
(d)Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States of America located in the Eastern District of Pennyslvania for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
(f)Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(g)Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
(h)Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
(i)Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
* * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

EQT Exeter Real Estate Income Trust, Inc.

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

EQT Exeter REIT Operating Partnership LP

By:	EQT Exeter Real Estate Income Trust, Inc., as general partner

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

Exeter Property Group, LLC

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Authorized Signatory

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